EXHIBIT 99.1

J.JILL, INC. PROVIDES COVID-19 RELATED BUSINESS UPDATE
Quincy, MA – March 18, 2020 – J.Jill, Inc. (NYSE:JILL) today announced a number of actions in response to the continued spread of COVID-19.
Effective today, March 18th, the Company has temporarily closed all stores through March 27th, 2020 and will focus on serving its customers through its e-commerce site, www.jjill.com, during this time. Additionally, the Company has asked employees to work from home if possible and has staggered work schedules in the distribution and call centers to enhance social distancing. All employees will continue to receive pay and, if applicable, benefits for their scheduled hours during the temporary closure period. The Company will continuously assess the rapidly-evolving situation, taking into account the guidance of global health organizations and local governments to determine the right time to reopen store locations.

Due to the fast-moving nature and the uncertainty of the impacts on costs and revenue, the Company is withdrawing the guidance previously issued for first quarter and full year fiscal 2020. The Company is not providing updated guidance at this time.

“Our employees, our customers, and the communities that we serve have always been our top priority,” said James S. Scully, Interim Chief Executive Officer.  “We feel strongly that the actions taken today will help keep our broader brand community safe, and we look forward to bringing them all back together in person soon.”

Drawdown of Secured Revolving Credit Facility
As previously disclosed, the company has access to a Secured Revolving Credit Facility, which has an aggregate size of $40 million and expires in May 2023. In an abundance of caution and as a proactive measure, on March 16, 2020, the company elected to draw down $33 million from its Revolving Credit Facility. After the drawdown, the company has more than $50 million in cash.
About J.Jill, Inc.
J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through more than 280 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.
Forward-Looking Statements
This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include those identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “outlook,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of the COVID-19 epidemic on the Company and the economy as a whole, the Company’s ability to develop a plan to regain compliance with the continued listing criteria of the NYSE; the NYSE’s acceptance of such plan; the Company’s ability to execute such plan and to continue to comply with applicable listing standards within the available cure period; risks arising from the potential suspension of trading of the Company’s common stock on the NYSE; regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts:
Investor Contacts:
Caitlin Churchill
ICR, Inc.
investors@jjill.com
203-682-8200
Media Contact:
Chris Gayton
J.Jill, Inc.
media@jjill.com
617-689-7916